SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Commission File Number:  333-176048

BAHAMAS CONCIERGE, INC.

(Exact name of small Business Issuer as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	7200 (Primary Standard Industrial Classification Code Number)	90-0724671 (I.R.S. Employer Identification Number)

Olde Town Mall

11148 Sandyport

Nassau, Bahamas

(242) 433-9156

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Paracorp Incorporated

318 N. Carson Street #208

Carson City, NV 89701

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA  92103

(619) 546-6100

From time to time after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box ..   X   ..

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	.	Accelerated filer	.
Non-accelerated filer	. (Do not check if a smaller reporting company)	Smaller reporting company	X .

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Offering Price Per Share	Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, $0.001 par value per share	2,500,000	$0.08	$200,000	$23.22

(1)

Estimated solely for purposed of calculating the registration fee under Rule 457(a) and (o) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated  September __, 2011

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where an offer or sale is not permitted.

PRELIMINARY PROSPECTUS

BAHAMAS CONCIERGE, INC.

Olde Town Mall

11148 Sandyport

Nassau, Bahamas

 (242) 433-9156

2,500,000 SHARES OF COMMON STOCK

This is the initial offering of Common Stock of Bahamas Concierge, Inc. We are offering for sale a total of 2,500,000 shares of Common Stock at a fixed price of $0.08 per share for the duration of this Offering (the "Offering"). There is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The Offering is being conducted on a self-underwritten, best efforts basis, which means our President and Chief Executive Officer, David Williams, will attempt to sell the shares directly to friends, family members and business acquaintances. Mr. Williams will not receive commission or any other remuneration for such sales. In offering the securities on our behalf, Mr. Williams will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934.

The shares will be offered for sale at a fixed price of $0.08 per share for a period of one hundred and eighty (180) days from the effective date of this prospectus, unless extended by our Board of Directors for an additional 90 days. If all of the shares offered by us are purchased, the gross proceeds to us will be $200,000.  However, since the Offering is being conducted on a "best-efforts" basis, there is no minimum number of shares that must be sold, meaning the Company shall retain any proceeds from the sale of the shares sold hereunder.  Accordingly, all funds raised hereunder will become immediately available to the Company and will be used in accordance with the Company’s intended “Use of Proceeds” as set forth herein, investors are advised that they will not be entitled to a refund and could lose their entire investment.

	Offering Price to the Public Per Share	Commissions	Net Proceeds to Company After Offering Expenses (10% of Shares Sold)	Net Proceeds to Company After Offering Expenses (50% of Shares Sold)	Net Proceeds to Company After Offering Expenses (100% of Shares Sold)
Common Stock	$0.08	Not Applicable	$0.00	$55,000	$155,000
Total	$0.08	Not Applicable	$0.00	$55,000	$155,000

Bahamas Concierge, Inc. is a development stage company and currently has no operations and as such we are considered a "shell company" as that term is defined under Rule 405 of the Securities and Exchange Act of 1934. Accordingly, the securities sold in this Offering can only be resold through registration under the Securities Act of 1933, Section 4(1), if available, for non-affiliates, or by meeting the conditions of Rule 144(i). Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford a loss of your investment.

Our independent registered public accountant has issued an audit opinion for Bahamas Concierge, Inc., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. Accordingly, any investment in the shares offered hereby involves a high degree of risk and you should only purchase shares if you can afford a loss of your entire investment.

There currently is no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our Common Stock is not traded on any exchange or on the over-the-counter market. There can be no assurance that our Common Stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED RISK FACTORS BEGINNING ON PAGE 8, BEFORE BUYING ANY SHARES OF BAHAMAS CONCIERGE, INC.’S COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of this prospectus is September ___, 2011.

You should rely only on the information contained or incorporated by reference to this prospectus in deciding whether to purchase our Common Stock. We have not authorized anyone to provide you with information different from that contained in this prospectus. Under no circumstances should the delivery to you of this prospectus or any sale made pursuant to this prospectus create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus. To the extent that any facts or events arising after the date of this prospectus, individually or in the aggregate, represent a fundamental change in the information presented in this prospectus, this prospectus will be updated to the extent required by law.

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus. This summary does not contain all of the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the risk factors section, the financial statements and the notes to the financial statements. You should also review the other available information referred to in the section entitled “Where You Can Find More Information” in this prospectus and any amendment or supplement hereto.

The Company Overview

Bahamas Concierge, Inc. was in incorporated in the state of Nevada on May 2, 2011. Headquartered in Nassau, Bahamas, we plan on becoming a full-service concierge company for the Bahamas. We intend to offer a wide array of concierge services to our clients, thereby hoping to reach a wider range of clients. Initially, we intend to market our services to the following three sectors: (i) tourists, (ii) business travelers, and (iii) local island residents. We will offer different pricing structures for each of the sectors, and we will focus on marketing different services to each sector as we believe their requests and needs will be different. We intend to charge a monthly subscription price for the local island residents and long-term tourists using our services, and charge business travelers and short-term vacationers on a per-transaction basis.

As requests for concierge services become more popular, our goal is to become a leading provider of concierge services. We would like to highlight everything that the Bahamas has to offer, whether offering our services to local permanent residents or visitors that are only in town for a couple of days.  We believe that the key factors that will enable us to effectively grow in the concierge industry will be our intended competitive pricing on services offered, our customer service, our marketing strategies and the training and quality control of all future employees that may represent our Company. We believe that the first year of our operations will be devoted to the further development of our business and to the sale and marketing of our services, including researching and establishing a network of vendors, designing and developing our website, and advertising our services in order to reach our target market. We intend to develop a relationship with third-party vendors in the Bahamas in order to assist and facilitate in providing our services. As a result, our prices will be affected by the prices our vendors charge us.

Although we were only recently incorporated and have not yet commenced substantive operations, we believe that conducting this Offering will allow the Company added flexibility to raise capital in today's financial climate. There can be no assurance that we will be successful in our attempt to sell 100% of the shares being registered hereunder; however, we believe that investors in today's markets demand full transparency and by our registering this Offering and becoming a reporting company, we will be able to capitalize on this fact.

Since inception, our operations have consisted of incorporating our Company and formulating our business plan. The Company intends to begin substantive operations in the coming months and our initial plan of operations calls for the Company to establish our network of third-party vendors. Our sole officer and director has only recently become interested in creating and developing a concierge company, and does not have any professional training or technical credentials in the development of such a business ; however, he has over thirty years of management experience and his flexible schedule as an independent business consultant allows him to devote time to the Company’s operations. W e may need to retain qualified consultants who will help us establish a network of vendors in order for us to provide clients with the services we will offer, and to market and offer our services. At this point, we do not have any verbal or written agreements regarding the retention of any qualified consultants or established vendors.

Although the Company has no market for its common stock, management believes that the Company will meet all requirements to be quoted on the OTC market, and even though the Company’s common stock will likely will be a penny stock, becoming a reporting company will provide us with enhanced visibility and give us a greater possibility to provide liquidity to our shareholders.

We are currently a development stage company and to date we have recorded no revenue and our initial operations have been funded by a $17,500 promissory note. Accordingly, our independent registered public accountants have issued a comment regarding our ability to continue as a going concern (please refer to the footnotes to the financial statements).  Until such time that we are able to establish a consistent flow of revenues from our operations sufficient to sustain our operations, Management intends to rely primarily upon debt financing as needed to supplement the cash flows generated by the sale of our services in order to allow the Company to continue to meet its obligations, including continuing to develop our initial business operation, and covering any such additional costs, excluding professional fees, associated with being a reporting Company with the Securities and Exchange Commission (“SEC”). We estimate such to be around $10,000 for 12 months following this Offering. The Company has included such additional costs to become a publicly reporting company in its targeted expenses for working capital expenses and intends to seek out reasonable loans from friends, family and business acquaintances if it becomes necessary. At this point the Company has not received any firm commitments or indications from any family, friends or business acquaintances regarding any potential investment in the Company.

Our current cash and working capital is not sufficient to cover our current estimated expenses of $45,000, which include those fees associated with obtaining a Notice of Effectiveness from the Commission for this registration statement. We hope that we will be able to secure additional financing, and complete this Offering within the coming months. Upon obtaining a Notice of Effectiveness, we will conduct the Offering contemplated hereby, and anticipate raising sufficient capital from this Offering to initiate our business plan. To initiate the full extent of our business plan, additional funding will be needed for general administrative expenses, business development, marketing costs and support materials, which funding we anticipate coming from this Offering. We believe that the maximum amount of proceeds generated from the Offering will provide us with enough funds to finance our plan of operations for up to twelve months after the completion of this Offering and during the execution of our business plan.  Assuming we generate nominal or no revenues, even if the maximum amount of funds is raised under this Offering, we will still require additional financing to fund our operations past the twelve month period following the completion of this Offering. For a further discussion of our plan of operations, initial operations and our growth strategy see the below section entitled “Description of Our Business.”

 Neither the Company, Mr. Williams nor any other affiliated or unaffiliated entity has any plans to use the Company as a vehicle for a private company to become a reporting company once Bahamas Concierge, Inc. becomes a reporting Company. Additionally, we do not believe the Company is a blank check company as defined in Section a(2) of Rule 419 under the Securities Act of 1933, as amended because the Company has a specific business plan and has no plans or intentions to engage in a merger or acquisition with an unidentified entity.

SUMMARY OF THIS OFFERING

The Issuer	Bahamas Concierge, Inc.

Securities being offered	Up to 2,500,000 shares of Common Stock, our Common Stock is described in further detail in the section of this prospectus titled “DESCRIPTION OF SECURITIES – Common Stock.”

Offering Type

The Offering is being conducted on a self-underwritten, best efforts basis, there is no minimum number of shares that must be sold by us for the Offering to proceed, and we will retain the proceeds from the sale of any of the offered shares.

Per Share Price	$0.08

No Public Market

There is no public market for our Common Stock. We cannot give any assurance that the shares being offered will have a market value, or that they can be resold at the offered price if and when an active secondary market might develop, or that a public market for our securities may be sustained even if developed. The absence of a public market for our stock will make it difficult to sell your shares.

We intend to apply to the OTCBB, through a market maker that is a licensed broker dealer, to allow the trading of our Common Stock upon our becoming a reporting entity under the Securities Exchange Act of 1934.

Duration of Offering	The shares are offered for a period not to exceed 180 days, unless extended by our Board of Directors for an additional 90 days.

Number of Shares Outstanding Before the Offering	There are 4,500,000 shares of Common Stock issued and outstanding as of the date of this prospectus, held solely by our Chairman, President and Chief Executive Officer, and Secretary, David Williams.

Registration Costs	We estimate our total costs relating to the registration herein shall be approximately $45,000.00.

Net Proceeds to the Company

The Company is offering 2,500,000 shares of Common Stock, $0.001 par value at an offering price of $0.08 per Share for net proceeds to the Company at $200,000. The full subscription price will be payable at the time of subscription and accordingly, funds received from subscribers in this Offering will be released to the Company when subscriptions are received and accepted.

If we sell 20% or less of our shares under the Offering, we will have to seek out additional capital from alternate sources to repay our lenders and execute our business plan. If such funds are not available, our business would likely fail and any investment would be lost. No assurance can be given that the net proceeds from the total number of shares offered hereby or any lesser net amount will be sufficient to accomplish our goals.

Use of Proceeds

We will use the proceeds to repay our lender, Clear View Capital, Inc., back for all expenses incurred relating to this Offering, pay administrative expenses, for the implementation of our business growth strategy, and working capital.

Risk Factors

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risk factors set forth under “Risk Factors” section hereunder and the other information contained in this prospectus before making an investment decision regarding our Common Stock.

RISK FACTORS

An investment in our Common Stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our Common Stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. Currently, shares of our Common Stock are not publicly traded. In the event that shares of our Common Stock become publicly traded, the trading price of our Common Stock could decline due to any of these risks, and you may lose all or part of your investment. In the event our Common Stock fails to become publicly traded you may lose all or part of your investment.

RISKS RELATED TO THE OFFERING

As there is no minimum for our Offering, if only a few persons purchase shares they will lose their money without us being even able to significantly try our business plan.

Since there is no minimum amount of shares that must be sold directly by the Company under this Offering, if a limited number of shares are sold, we may not have enough capital to fully implement our plan of operations. If we are able to sell only 20% or less of the offered shares, the proceeds would not be sufficient to cover our anticipated offering expenses of approximately $45,000. As such, we may not be able to meet the objectives we state in this prospectus, or eliminate the “going concern” modification in the reports of our auditors as to uncertainty with respect to our ability to continue as a going concern. If we fail to raise sufficient capital, we would expect to have insufficient funds for our ongoing operating expenses. Any significant lack of funds will curtail the growth of our business and may cause our business to fail.  If our business fails, investors will lose their entire investment.

We are a development stage company with no operating history and may never be able to carry out our plan of operations or achieve any significant revenues or profitability; at this stage of our business, even with our good faith efforts, potential investors have a high probability of losing their entire investment.

We are subject to all of the risks inherent in the establishment of a new business enterprise, and we have not generated any revenues. Any profitability in the future from our business will be dependent upon the successful development, marketing and sales of our services, which itself is subject to numerous industry-related risk factors as set forth herein. Accordingly, we may not be able to successfully carry out our plan of operations and any investor may lose their entire investment.

We are deemed a "shell company" and as such we are subject to additional reporting and disclosure requirements that may affect our short-term prospects to implement our business plan and could result in a loss of your entire investment.

The Securities and Exchange Commission ("SEC") adopted Rule 405 of the Securities Act and Exchange Act Rule 12b-2 which defines a shell company as a registrant that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet states that we have cash as our only asset; therefore, we are defined as a shell company. The rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the rules do not prevent us from registering securities pursuant to registration statements. Additionally, the rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. We must file a current report on Form 8-K containing the information required pursuant to Regulation S-K and in a registration statement on Form 10, within four business days following completion of a transaction together with financial information of the private operating company. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company.

We are selling this Offering without an underwriter and may be unable to sell any shares.

This Offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President and Chief Executive Officer, who will receive no commissions or other remuneration from any sales made hereunder. He will offer the shares to friends, family members, and business associates; however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this Offering, we may have to seek alternative financing to implement our plan of operations.

Shares of our Common Stock that have not been registered under the Securities Act of 1933, as amended, regardless of whether such shares are restricted or unrestricted, are subject to resale restrictions imposed by Rule 144, including those set forth in Rule 144(i) which apply to a “shell company.” In addition, any shares of our Common Stock that are held by affiliates, including any received in a registered offering, will be subject to the resale restrictions of Rule 144(i).

Pursuant to Rule 144 of the Securities Act of 1933, as amended (“Rule 144”), a “shell company” is defined as a company that has no or nominal operations; and, either no or nominal assets; assets consisting solely of cash and cash equivalents; or assets consisting of any amount of cash and cash equivalents and nominal other assets. As such, we are a “shell company” pursuant to Rule 144, and as such, sales of our securities pursuant to Rule 144 are not able to be made until 1) we have ceased to be a “shell company"; 2) we are subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended; and, 3) have filed all of our required periodic reports for at least the previous one year period prior to any sale pursuant to Rule 144; and a period of at least twelve months has elapsed from the date “Form 10 information” has been filed with the Commission reflecting the Company’s status as a non-“shell company.” If less than 12 months has elapsed since the Company ceases being a “shell company”, then only registered securities can be sold pursuant to Rule 144. Therefore, any restricted securities we sell in the future or issue to consultants or employees, in consideration for services rendered or for any other purpose will have no liquidity until and unless such securities are registered with the Commission and/or until a year after we cease to be a “shell company” and have complied with the other requirements of Rule 144, as described above. As a result, it may be harder for us to fund our operations and pay our consultants with our securities instead of cash. Furthermore, it will be harder for us to raise funding through the sale of debt or equity securities unless we agree to register such securities with the Commission, which could cause us to expend additional resources in the future. Our status as a “shell company” could prevent us from raising additional funds, engaging consultants, and using our securities to pay for any acquisitions (although none are currently planned), which could cause the value of our securities, if any, to decline in value or become worthless. Lastly, any shares held by affiliates, including shares received in any registered offering, will be subject to the resale restrictions of Rule 144(i).

We may not be able to further implement our business strategy unless sufficient funds are raised in this Offering. Our inability to raise additional funds could cause investors to lose their investment. Additionally, we may have to seek additional capital through the sale of additional shares or other equity securities which would result in additional dilution to our stockholders.

We may not realize sufficient proceeds from this Offering to further business development, or to provide adequate cash flow for planned business activities. At May 31, 2011 we had cash on hand of $823 and accumulated a deficit of $16,811. We have not generated any revenue from operations to date. At this rate, we expect that we will not be able to continue operations without obtaining additional funding or beginning to generate revenue. Accordingly, we anticipate that additional funding will be needed for general administrative expenses, business development, marketing costs and support materials.

We do not currently have any arrangements for financing and our obtaining additional financing will be subject to a number of factors, including general market conditions, investor acceptance of our plan of operations and initial results from our business operations.  There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us. Failure to raise additional financing will cause us to go out of business. If this happens, you could lose all or part of your investment.

If our resources are insufficient to satisfy our cash requirements, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities could result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

The Company has received its initial financing through the issuance of a promissory note, and the repayment of such note prior to the Company's achieving profitability would have a negative effect on the Company's business prospects.

On May 3, 2011, the Company issued a $17,500 promissory note (the “Note”) to Clear View Capital, Inc. (“Clear View”) to evidence funds previously lent by Clear View to the Company. Under the terms of the Note, the amount is unsecured, due interest at 10% per annum, and due on demand.

The Company intends to repay this Note through revenue generated from the execution of the Company's business plan. The Company has no plans to use any funds generated from the proceeds of this Offering to pay off the Note. The Company does not have sufficient funds to repay the Note and any repayment of the Note prior to the Company generating sufficient revenue to do so would have a significant negative impact on the Company's ability to initiate its business plan.

Because Mr. David Williams, currently owns 100% of our outstanding Common Stock, investors may find that corporate decisions influenced by Mr. Williams are inconsistent with the best interests of other stockholders.

Mr. Williams, our sole officer and director, currently owns 100% of the outstanding shares of our Common Stock, and, upon completion of this Offering, will own 64.29% of our outstanding Common Stock if the maximum number of shares are sold. Accordingly, Mr. Williams will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. While we have no current plans with regard to any merger, consolidation or sale of substantially all of our assets, the interests of Mr. Williams may still differ from the interests of the other stockholders.

There is a substantial doubt about our ability to continue as a going concern.

At May 31, 2011, the Company has not generated revenue, has no certainty of earning revenues in the future, and has a working capital deficit and an accumulated deficit of $16,811 since inception. These factors, among others, raise substantial doubt about our ability to continue as a going concern. Our ability to generate future revenues will depend on a number of factors, many of which are beyond our control. These factors include general economic conditions, market acceptance of our services and competitive efforts. Due to these factors, we cannot anticipate with any degree of certainty what our revenues will be in future periods. As such, our independent registered public accountants have expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise additional funds by issuing new debt or equity securities or otherwise. You should consider our independent registered public accountant’s comments when determining if an investment in Bahamas Concierge, Inc. is suitable.

You may have limited access to information regarding our business because we are a limited reporting company exempt from many regulatory requirements and our obligations to file periodic reports with the SEC could be automatically suspended under certain circumstances.

The Company will not become a fully reporting company, but rather, will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934. As of effectiveness of our registration statement of which this prospectus is a part, we will be required to file periodic reports with the SEC which will be immediately available to the public for inspection and copying (see “Where You Can Find More Information” elsewhere in this prospectus). Except during the year that our registration statement becomes effective, these reporting obligations may be automatically suspended under Section 15(d) if we have less than 300 shareholders. If this occurs after the year in which our registration statement becomes effective, we will no longer be obligated to file periodic reports with the SEC and your access to our business information would then be even more restricted ; however, that filing obligation will generally apply even if our reporting obligations have been suspended automatically under section 15(d) of the Exchange Act prior to the due date for the Form 10-K. After that fiscal year and provided the Company has less than 300 shareholders, the Company is not required to file these reports. If the reports are not filed, the investors will have reduced visibility as to the Company and its financial condition.

In addition, as a filer subject to Section 15(d) of the Exchange Act, the Company is not required to prepare proxy or information statements, and our common stock will not be subject to the protection of the ongoing private regulations. Additionally, the Company will be subject to only limited portions of the tender offer rules, and our officers, directors, and more than ten (10%) percent shareholders are not required to file beneficial ownership reports about their holdings in our Company, and will not be subject to the short-swing profit recovery provisions of the Exchange Act. Further, more than five percent (5%) holders of classes of our equity securities will not be required to report information about their ownership positions in the securities. This means that your access to information regarding our business will be limited.

RISKS RELATED TO OUR BUSINESS

Key management personnel may leave the Company, which could adversely affect the ability of the Company to continue operations.

The Company is entirely dependent on the efforts of our CEO and President because of the time and effort that he devotes to the Company. He is in charge of overseeing all marketing strategies, supervising all personnel, including any consultants or contractors that we engage to assist in providing our services, and the establishment of our third-party vendor network. The loss of him, or of other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations. The Company does not maintain “key person” life insurance on its officer. Our success will depend on the performance of Mr. Williams and our ability to attract and motivate other key personnel.

Presently, the Company’s president has other outside business activities and as such he is not devoting all of his time to the Company, which may result in periodic interruptions or business failure.

Our sole Director and Officer, Mr. Williams is currently a self-employed business consultant. As such, he has other outside business activities, but he is committed to devote approximately 20 to 30 hours per week to our operations. Our operations may be sporadic and occur at times when Mr. Williams is unavailable, and this may lead to the periodic interruption in the implementation of our business plan. Such delays could have a significant negative effect on the success of the business.

Because Mr. David Williams, our sole officer and director, has no experience running a concierge services business or a publicly reporting company, our business has a significantly higher risk of failure.

Mr. Williams, our sole officer and director, has no experience running a concierge services business. Accordingly, we may not be able to recognize and take advantage of opportunities without the aid of qualified consultants. With no direct experience, management may not be fully aware of industry trends, which may impact the ability of the Company to make the most prudent decisions and choices regarding the direction of the business. Therefore, our operations, earnings, and ultimate financial success may suffer irreparable harm as a result. Additionally, Mr. Williams does not have experience with operating a publicly reporting company with the Securities and Exchange Commission. As such, Mr. Williams may not be familiar with all of the obligations imposed on publicly reporting companies. This includes their obligation to prepare and disclose material information to the public in a timely manner and to implement specific accounting controls and procedures to meet the requirement under the Sarbanes Oxley Act of 2002.  Mr. Williams’ failure to operate within the industry or to implement proper disclosure and accounting controls could cause the Company to fail or to become subject to fines and/or sanctions by the SEC.  In either case, investors could lose their entire investment.

Our sole officer and director may not be subject to suit in the United States, which may prevent investors in our Company from obtaining or enforcing judgments against him under United States Securities Laws.

Our sole office and director, Mr. David Williams, is a resident of the Bahamas.  As a result, it may be difficult or impossible for our investors to effect service of process within the United States upon him, to bring suit against him in the United States or to enforce in the United States courts any judgment obtained there against him predicated upon any civil liability provisions of the United States federal securities laws. Investors should not assume that Bahamian courts will either enforce judgments of United States courts obtained in actions against Mr. Williams predicated upon the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or enforce, in original actions, liabilities against him upon the United States federal securities laws or any such state securities or “blue sky” laws.

The Company's current cash flow and access to capital compared to the fees being earned by the Company's sole-officer and director may adversely affect our future performance and operations.

Our sole-officer and director, Mr. Williams is currently earning a Management fee paid monthly equal to $1,000 per month in exchange for his services to the Company. However, such fees are currently being accrued and deferred until such time that the Company is in a position, as determined in Mr. Williams' sole discretion, to begin making any such payments. However, should the Company begin generating limited revenue or raising funds hereunder, Mr. Williams may determine that such payments should be used to pay his accrued and deferred salary, any such decision would negatively affect our cash flows and would adversely affect the Company.

We will need to achieve commercial acceptance of our services to generate revenues and achieve profitability.

Even if our operations yield superior services than those of our competitors, we may not successfully develop a commercial market for our services, and even if we do, we may not do so in a timely basis. We cannot predict when substantial commercial market acceptance for our services will develop, if at all, and we cannot reliably estimate the projected size of any such potential market. If potential clients fail to accept our Company as a viable concierge option, we may not be able to generate revenues from the sale of our services. Our revenue growth and achievement of profitability will depend substantially on our ability to introduce our Company, and be accepted by clients. If we are unable to cost-effectively achieve acceptance of our services by clients, our business will be materially and adversely affected.

We will need to establish relationships with local vendors and marketing consultants to fully develop and market our Company.

We do not possess all of the resources necessary to develop and commercialize our proposed services on a mass scale. We will need to develop a network of third-party vendors that will carry out our proposed services, as well as enhance our marketing through appropriate arrangements with collaborative partners to develop and commercialize our planned concierge services. If we are not able to enlist the services of third-party vendors, or seek out marketing consultants, our business will suffer.

The pricing for our services is uncertain.

Prices for our concierge services will ultimately be affected by the prices that third-party vendors charge us, and such prices are expected to fall with increasing competition thus proposed prices for our planned services may fall correspondingly. Accordingly, there can be no assurance that our future pricing schedule will prove to be viable, or that demand for our services will materialize at the prices we would like to charge. Additionally, we may not be able to sustain adequate pricing levels as competitors introduce competing services.

We will rely on third party vendors to provide specialized services; a failure by such parties to provide the agreed upon services could materially adversely affect our business, results of operations and financial condition.

We will depend heavily on vendors and contractors who offer specialized services and expertise in order for us to efficiently operate our business. Vendors, contractors and third-party retailers may not always perform at the levels we expect or at the levels required by their contracts. If key vendors, contractors or third-party retailers fail to comply with their contracts, fail to meet our performance expectations or refuse or are unable to supply us in the future, our business could be severely disrupted.

We may not be successful at marketing our services

We feel that a substantial portion of our clients will come from outside the Bahamas. We intend to devote substantial resources to the promotion of our website, in order to gain a worldwide audience for our Company. We may not be able to market our services through our future website, and any financial or research efforts we exert to develop, commercialize or promote our site may not result in revenue or earnings. If we are unable to successfully market our services our business will suffer and which could cause us to cease all operations. If this happens, you could lose all or part of your investment.

We may lose out to larger and better-established competitors.

The concierge industry in the Bahamas is intensely competitive due to a high level of tourism in the area. Most of our competitors have significantly greater financial, technical and marketing resources as well as greater experience and time in the industry than we have. Our competitors include companies such as Island Concierge Limited, Celebrity Transfer & Concierge Services, Platinum Pineapple and Le Concierge Bahamas. Our Company may not be competitive with other similar companies. If this happens, we may never achieve profitability. In addition, our current and potential competitors may establish cooperative relationships with larger companies, to gain access to greater development or marketing resources. Competition may result in price reductions, reduced gross margins and loss of market share.

Uncertainty and adverse changes in the general economic conditions of markets in which we participate may negatively affect our business.

Current and future conditions in the economy have an inherent degree of uncertainty. It is even more difficult to estimate growth or contraction in various parts, sectors and regions of the economy, including the markets in which we participate. As a result, it is difficult to estimate the level of growth or contraction for the economy as a whole. Adverse changes may occur as a result of soft global economic conditions, rising oil prices, wavering consumer confidence, unemployment, declines in stock markets, contraction of credit availability, or other factors affecting economic conditions in general. Additionally an uncertain economy could mean a lesser likelihood of clients willing to pay for services they could do themselves, or even less tourists to the area. These changes may negatively affect the sale of our services, increase exposure to losses from bad debts, increase the cost and decrease the availability of financing, or increase costs associated with our network of third-party vendors, thus increase our costs to the customer.

RISKS RELATING TO THE COMMON STOCK

The Company’s stock price may be volatile.

The market price of the Company’s Common Stock is likely to be highly volatile and could fluctuate widely in price in response to various potential factors, many of which will be beyond the Company’s control, including the following:

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services by the Company or its competitors;

•

additions or departures of key personnel;

•

the Company’s ability to execute its business plan;

•

operating results that fall below expectations;

•

industry developments;

•

economic and other external factors; and

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period-to-period fluctuations in the Company’s financial results.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the Company’s Common Stock.

As a public company, we will incur substantial expenses.

Upon declared effectiveness of this Registration Statement by the SEC, we will become subject to the information and reporting requirements of the U.S. securities laws. The U.S. securities laws require, among other things, review, audit, and public reporting of our financial results, business activities, and other matters. Recent SEC regulation, including regulation enacted as a result of the Sarbanes-Oxley Act of 2002, has also substantially increased the accounting, legal, and other costs related to becoming and remaining an SEC reporting company. If we do not have current information about our Company available to market makers, they will not be able to trade our stock. The public company costs of preparing and filing annual and quarterly reports, and other information with the SEC and furnishing audited reports to stockholders, will cause our expenses to be higher than they would be if we were privately-held. In addition, we are incurring substantial expenses in connection with the preparation of this Registration Statement. These increased costs may be material and may include the hiring of additional employees and/or the retention of additional advisors and professionals. Our failure to comply with the federal securities laws could result in private or governmental legal action against us and/or our sole officer and director, which could have a detrimental effect on our business and finances, the value of our stock, and the ability of stockholders to resell their stock.

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that relate to the application of the SEC’s penny stock rules in trading our securities and require that a broker/dealer have reasonable grounds for believing that the investment is suitable for that customer, prior to recommending the investment. Prior to recommending speculative, low priced securities to their non-institutional customers, broker/dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative, low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker/dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity and liquidity of our Common Stock. Further, many brokers charge higher transactional fees for penny stock transactions. As a result, fewer broker/dealers may be willing to make a market in our Common Stock, reducing a shareholder’s ability to resell shares of our Common Stock.

We may be exposed to potential risks resulting from new requirements under section 404 of the Sarbanes-Oxley Act of 2002.

In addition to the costs of compliance with having our shares listed on the OTCBB, there are substantial penalties that could be imposed upon us if we fail to comply with all of regulatory requirements. In particular, under Section 404 of the Sarbanes-Oxley Act of 2002 we will be required, beginning with our fiscal year ending May 31, 2011, to include in our annual report our assessment of the effectiveness of our internal control over financial reporting as of the end of fiscal 2011. Due to our limited resources, as of the audit date, management evaluated internal controls and concluded that they were not effective as we have not yet established an audit committee as required by our Code of Ethics .. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification requirements.

If a market for our Common Stock does not develop, shareholders may be unable to sell their shares.

A market for our Common Stock may never develop. We intend to contact an authorized OTC Bulletin Board market-maker for sponsorship of our securities on the OTC Bulletin Board. However, there is no guarantee that our shares will be traded on the bulletin board, or, if traded, a public market may not materialize. If our Common Stock is not traded on the bulletin board or if a public market for our Common Stock does not develop, investors may not be able to re-sell the shares of our Common Stock that they have purchased and may lose all of their investment.

The Company’s Common Stock is currently deemed to be “penny stock”, which makes it more difficult for investors to sell their shares.

The Company’s Common Stock is currently subject to the “penny stock” rules adopted under section 15(g) of the Exchange Act. The penny stock rules apply to companies whose common stock is not listed on the NASDAQ Stock Market or other national securities exchange and trades at less than $5.00 per share or that have tangible net worth of less than $5,000,000 ($2,000,000 if the company has been operating for three or more years). These rules require, among other things, that brokers who trade penny stock to persons other than “established customers” complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning trading in the security, including a risk disclosure document and quote information under certain circumstances. Many brokers have decided not to trade penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited. If the Company remains subject to the penny stock rules for any significant period, it could have an adverse effect on the market, if any, for the Company’s securities. If the Company’s securities are subject to the penny stock rules, investors will find it more difficult to dispose of the Company’s securities.

The elimination of monetary liability against the Company’s existing and future directors, officers and employees under Nevada law and the existence of indemnification rights to the Company’s existing and future directors, officers and employees may result in substantial expenditures by the Company and may discourage lawsuits against the Company’s directors, officers and employees.

The Company’s Articles of Incorporation contain specific provisions that eliminate the liability of directors for monetary damages to the Company and the Company’s stockholders; further, the Company is prepared to give such indemnification to its existing and future directors and officers to the extent provided by Nevada law. The Company may also have contractual indemnification obligations under its employment agreements with its executive officer. The foregoing indemnification obligations could result in the Company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which the Company may be unable to recoup. These provisions and resultant costs may also discourage the Company from bringing a lawsuit against existing and future directors and officers for breaches of their fiduciary duties and may similarly discourage the filing of derivative litigation by the Company’s stockholders against the Company’s existing and future directors and officers even though such actions, if successful, might otherwise benefit the Company and its stockholders.

DETERMINATION OF OFFERING PRICE

As a result of there being no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

USE OF PROCEEDS

This Offering is being made without the involvement of underwriters or broker-dealers. This means we will receive $200,000 if all of the shares of Common Stock offered hereunder are purchased. However, we cannot guarantee that we will sell any or all of the shares being offered by us.  The table below estimates our use of proceeds, given the varying levels of success of the Offering.

Shares Offered (% Sold)	Gross Offering Proceeds	Approximate Offering Expenses(1)		Total Net Offering Proceeds	Principal Uses of Net Proceeds
500,000 shares (20%)	$40,000			$-0-	Marketing
					- Print Materials	$ -0-
		SEC Filings	$1,000		- SEO(2)	$ -0-
		Transfer Agent	$1,000		- Internet Advertising	$ -0-
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000*
					- Admin/Professional Fees(3)	$ -0-
					- New Staff	$ -0-
					- Travel	$ -0-
		TOTAL	$45,000		TOTAL	$ -0-
1,250,000 shares (50%)	$100,000			$55,000	Marketing
					- Print Materials	$ -0-
		SEC Filings	$1,000		- SEO(2)	$20,000
		Transfer Agent	$1,000		- Internet Advertising	$-0-
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000
					- Admin/Professional Fees(3)	$20,000
					- New Staff	$15,000
					- Travel	$-0-
		TOTAL	$45,000		TOTAL	$55,000
1,875,000 shares (75%)	$150,000			$105,000	Marketing
					- Print Materials	$10,000
		SEC Filings	$1,000		- SEO(2)	$30,000
		Transfer Agent	$1,000		- Internet Advertising	$5,000
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000
					- Admin/Professional Fees(3)	$25,000
					- New Staff	$30,000
					- Travel	$5,000
2,500,000 shares (100%)	$200,000	TOTAL	$45,000		TOTAL	$105,000
				$155,000	Marketing
					- Print Materials	$10,000
		SEC Filings	$1,000		- SEO(2)	$30,000
		Transfer Agent	$1,000		- Internet Advertising	$15,000
		Misc. Expenses	$3,000		Working Capital
		Legal & Accounting	$40,000
					- Admin/Professional Fees(3)	$45,000
					- New Staff	$45,000
					- Travel	$10,000
		TOTAL	$45,000		TOTAL	$155,000

*We will seek additional funding to repay the offering expenses and implement our business plan.

(1) Offering expenses have been rounded to $45,000 and have been partially paid out of a loan from Clear View Capital, Inc.

(2) Search engine optimization (“SEO”) is the process of improving the visibility of a website in search engines via the un-paid search results.

(3)Admin/Professional Fees may include, but are not limited to, postage, telephone services, overnight delivery services, legal fees, accounting fees, costs to become a publicly reporting company and other general operating expenses.  Any line item amounts not expended completely shall be held in reserve as working capital and subject to reallocation to other line item expenditures as required for ongoing operations.

If 100% of the offered shares are sold we will receive the maximum proceeds of $155,000, after the loan for offering expenses have been repaid to the Company and to Clear View Capital, Inc. $100,000 of our net proceeds will be used as working capital, for administrative and professional fees, the hiring of three employees, and travel expenses within the Bahamas to establish our network of third-party vendors. We plan to use over 35% of the proceeds to brand and market our Company. Based on Internet market research, we expect to pay up to $10,000 on print materials to market our Company. Our intended print materials will be distributed through the Bahamas, and as catalog mailers that will be sent to potential clients who request more information about our services. We plan to allocate up to $45,000 to hire a professional SEO firm and an Internet advertising firm to get our website ranked on the first page of all major search engines. We feel that SEO and Internet advertising will be key factors in reaching an international audience. For further discussion on marketing see the Company’s Marketing Strategy set forth within our business description.

If 75% of the offered shares are sold we will receive $105,000 after the repayment of offering expenses has been deducted. We would still focus on branding and marketing our Company through print materials, SEO and Internet advertising; however, we will have to cut our working capital substantially, thus he will only plan on hiring two employees. We estimate that we would allocate up to $45,000 towards marketing and up to $60,000 towards working capital in this instance.

If 50% of the offered shares are sold we would receive $55,000 after repaying offering expenses. In this instance we plan to allocate $20,000 of our offering proceeds towards hiring a SEO firm to market and brand our Company on the Internet; however, we would eliminate our planned print materials and alternate forms of Internet advertising, and rely on our CEO’s networking efforts and word of mouth referrals to retain clients within the Bahamas. We would also cut our working capital allocation to $35,000, as we would only plan to hire one employee.

If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover our offering expenses and we will have to pay the remainder of such expenses out of additional financing which we have not yet received. In this instance, we will have to seek out additional capital from alternate sources to execute our plan of operations. If such funds are not available our business would likely fail and any investment would be lost.

The funds from this Offering will not be used to pay Mr. Williams for his services to the Company, whether provided prior to, during, or subsequent to the Offering. There can be no assurance that the Company will raise any funds through this Offering and if a limited amount of funds are raised, the Company will use such funds according to their best judgment in accordance with the “Use of Proceeds” chart. This discretion is not unlimited and any such change in the use of proceeds as discussed above would be restricted to a proportionate reduction in funds allocated to each specific item listed, and would not differ materially from the “Use of Proceeds” chart above. To the extent our offering proceeds do not cover any professional fees incurred by the Company, we anticipate paying for any such expenses out of any additional funding or revenues we receive.

If we require additional funding, we will seek such funds from friends, family, and business acquaintances in order to continue our operations. As with any form of financing, there are uncertainties concerning the availability of such funds, and the likelihood that such funds will be available to the Company on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

PLAN OF DISTRIBUTION; TERMS OF THE OFFERING

As of the date of this prospectus, Bahamas Concierge, Inc. has 4,500,000 shares of Common Stock issued and outstanding. The Company is registering an additional of 2,500,000 shares of its Common Stock for sale at the price of $0.08 per share. There is no arrangement to address the possible effect of the Offering on the price of the stock.

In connection with the Company’s selling efforts in the Offering, David Williams will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the “safe harbor” provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an Offering of the issuer’s securities. Mr. Williams is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Williams will not be compensated in connection with his participation in the Offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Williams is not, nor has he been within the past 12 months, a broker or dealer, and he is not, nor has he been within the past 12 months, an associated person of a broker or dealer. At the end of the Offering, Mr. Williams will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Williams has not participated in another offering of securities pursuant to the Exchange Act Rule 3a4-1 in the past twelve months. Additionally, he will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on the Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

In order to comply with the applicable securities laws of certain countries , the securities will be offered or sold in those countries only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which Bahamas Concierge, Inc. has complied. It is not Mr. Williams’ intention at this time to sell securities in the United States. In addition, and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Regulation

Our Common Shares are not quoted on any stock exchange or quotation system. The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, that:

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contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

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contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties;

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contains a brief, clear, narrative description of a dealer market, including “bid” and “ask” prices for penny stocks and the significance of the spread between the bid and ask price;

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contains a toll-free telephone number for inquiries on disciplinary actions;

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defines significant terms in the disclosure document or in the conduct of trading penny stocks; and,

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contains such other information and is in such form (including language, type, size, and format) as the SEC shall require by rule or regulation.

The broker-dealer also must provide the customer with the following, prior to proceeding with any transaction in a penny stock:

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bid and offer quotations for the penny stock;

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details of the compensation of the broker-dealer and its salesperson in the transaction;

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the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and,

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monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Offering Period and Expiration Date

This Offering will start on the date of this Registration Statement is declared effective by the SEC and continue for a period of 180 days. We may extend the offering period for an additional 90 days, unless the Offering is completed or otherwise terminated by us.

 Procedures for Subscribing

Once the Registration Statement is declared effective by the SEC, if you decide to subscribe for any shares in this Offering, you must:

1.     receive, review and execute and deliver a Subscription Agreement; or

2.     deliver a check or certified funds to us for acceptance or rejection.

Any potential investor will have ample time to review the Subscription Agreement, along with their counsel, prior to making any final investment decision. The Company shall only deliver such Subscription Documents upon request after a potential investor has had ample opportunity to review this prospectus. Further, we will not accept any money until this Registration Statement is declared effective by the SEC.

Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions.

Acceptance of Subscriptions

Upon the Company’s acceptance of a Subscription Agreement and receipt of full payment, the Company shall countersign the Subscription Agreement and issue a stock certificate along with a copy of the Subscription Agreement.

DILUTION

We intend to sell 2,500,000 shares of our Common Stock at a price of $0.08 per share. The following table sets forth the number of shares of Common Stock purchased from us, the total consideration paid and the price per share. The table assumes all 2,500,000 shares of common stock will be sold.

	Shares Issued		Total Consideration		Price Per Share
	Number of Shares	Percent	Amount	Percent
Existing Shareholder	4,500,000	64.29%	$4,500(1)	2.20%	$0.001
Purchasers of Shares	2,500,000	35.71%	$200,000	97.80%	$0.08
Total	7,000,000	100%	$204,500	100%

(1)

Pursuant to the Organizational Minutes of the Company, the Company issued 4,500,000 shares of its Common Stock, $0.001 par value per share to our President, Mr. David Williams, as consideration for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

The following table sets forth the difference between the offering price of the shares of our Common Stock being offered by us, the net tangible book value per share, and the net tangible book value per share after giving effect to the Offering by us, assuming that 100%, 75%, and 50% of the offered shares are sold. Net tangible book value per share represents the amount of total tangible assets less total liabilities divided by the number of shares outstanding as of May 31, 2011. Totals may vary due to rounding.

	100% of offered shares are sold	75% of offered shares are sold	50% of offered shares are sold
Offering Price	$0.08 per share	$0.08 per share	$0.08 per share
Net tangible book value at 5/31/11	$(0.00) per share	$(0.00) per share	$(0.00) per share
Net tangible book value after giving effect to the Offering	$0.03 per share	$0.02 per share	$0.01 per share
Increase in net tangible book value per share attributable to cash payments made by new investors	$0.03 per share	$0.02 per share	$0.01 per share
Per Share Dilution to New Investors	$0.05 per share	$0.06 per share	$0.07 per share
Percent Dilution to New Investors	62.5%	75.0%	87.5%

If 100% of the offered shares are sold we will receive the maximum proceeds of $155,000, after offering expenses have been deducted. If 75% of the offered shares are sold we will receive $105,000 after offering expenses have been deducted. If 50% of the offered shares are sold we would receive $55,000 after expenses. If we sell 20% or less of our shares under the Offering, we will not have sufficient proceeds to cover repaying our offering expenses and we will have to pay the remainder of such expenses out of additional financing we have not yet received.

DESCRIPTION OF PROPERTY

We do not own any real estate. We currently utilize a corporate office center located at Olde Town Mall, 11148 Sandyport, Nassau, Bahamas, which costs approximately $90 per month, and additional costs are billed depending on our usage of the corporate office center. As of the date of this filing, we have not sought to move or change our office site. Additional space may be required as we expand our operations. We do not foresee any significant difficulties in obtaining any required additional space. We currently do not own any real property.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 290,000,000 Shares of Common Stock, $0.001 par value per Share. There are no provisions in our charter or Bylaws that would delay, defer or prevent a change in our control. However, there exists such provisions in our charter that may make changes of control more difficult. Such provisions include the ability of our Board of Directors to issue a series of preferred stock and the limited ability of stockholders to call a special meeting. Special meetings of the shareholders may be called at any time by the Chairman of the Board, the President, or the Secretary, by resolution of the Board of Directors, or at the request in writing of one or more stockholders owning shares in the aggregate entitled to cast at least a majority of the votes at the meeting, with such written request to state the purpose or purposes of the meeting and to be delivered to the Chairman of the Board, the President, or the Secretary.    In case of failure to call such meeting within 60 days after such request, such shareholder or shareholders may call the same. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Holders of shares of our Common Stock do not have cumulative voting rights, which means that the holders voting for the election of directors, may cast such votes equal to the total number of shares owned by each shareholder for each of the duly nominated directors, if they so choose.

Preferred Stock

The Company’s Articles of Incorporation authorize the issuance of 10,000,000 shares of Preferred Stock, par value $0.001 per share. Our Board of Directors is authorized to determine or alter any or all of the rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock and, within the limitations or restrictions stated in any resolution or resolutions of the Board of Directors originally fixing the number of shares constituting any series, to increase or decrease (but not below the number of shares of any such series then outstanding) the number of shares comprising any such series subsequent to the issue of shares of that series, to set the designation of any series, and to provide for rights and terms of redemption, conversion, dividends, voting rights, and liquidation preferences of the shares of any such series. As of the date hereof there have been no shares of Preferred Stock designated.

Dividends

It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants and Options

There are no outstanding warrants or options to purchase our securities.

Transfer Agent and Registrar

Our transfer agent is West Coast Stock Transfer, 2010 Hancock Street, Suite A, San Diego, CA 92110 and its phone number is (619) 664-4780. The transfer agent is responsible for all record-keeping and administrative functions in connection with the common shares.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

  No Public Market for Common Stock

There is currently no public trading market for our Common Stock and no such market may ever develop. While we intend to seek and obtain quotation of our Common Stock for trading on the OTC Bulletin Board (“ OTCBB ”), there is no assurance that our application will be approved. An application for quotation on the OTC Bulletin Board must be submitted by one or more market makers who: 1) are approved by the Financial Industry Regulatory Authority ("FINRA"), 2) who agree to sponsor the security, and 3) who demonstrate compliance with SEC Rule 15(c)2-11 before initiating a quote in a security on the OTC Bulletin Board. In order for a security to be eligible for quotation by a market maker on the OTC Bulletin Board, the security must be registered with the SEC and the company must be current in its required filings with the SEC. There are no listing requirements for the OTC Bulletin Board and accordingly no financial or minimum bid price requirements. We intend to cause a market maker to submit an application for quotation to the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act. Under Rule 144, restricted or unrestricted securities, that were initially issued by a reporting or non-reporting shell company or a company that was at anytime previously a reporting or non-reporting shell company, can only be resold in reliance on Rule 144 if the following conditions are met: (1) the issuer of the securities that was formerly a reporting or non-reporting shell company has ceased to be a shell company; (2) the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act; (3) the issuer of the securities has filed all reports and material required to be filed under Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding twelve months (or shorter period that the Issuer was required to file such reports and materials), other than Form 8-K reports; and (4) at least one year has elapsed from the time the issuer filed the current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

At the present time, we are classified as a “shell company” under Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act. As such, all restricted securities presently held by the founders of our company may not be resold in reliance on Rule 144 until: (1) we file Form 10 information with the SEC when we cease to be a “shell company”; (2) we have filed all reports as required by Section 13 and 15(d) of the Securities Act for twelve consecutive months; and (3) one year has elapsed from the time we file the current Form 10 type information with the SEC reflecting our status as an entity that is not a shell company. See also the factor entitled Shareholders who hold unregistered shares of our Common Stock are subject to resale restrictions pursuant to Rule 144, due to our status as a “shell company,” above.

INFORMATION WITH RESPECT TO REGISTRANT

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF BAHAMAS CONCIERGE, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED IN THIS REGISTRATION STATEMENT. THIS DISCUSSION SUMMARIZES THE SIGNIFICANT FACTORS AFFECTING OUR OPERATING RESULTS, FINANCIAL CONDITIONS AND LIQUIDITY AND CASH-FLOW SINCE INCEPTION.

DESCRIPTION OF BUSINESS

Company Overview

Bahamas Concierge, Inc. was in incorporated in the state of Nevada on May 2, 2011. Headquartered in Nassau, Bahamas, we plan on becoming a full-service concierge company for the Bahamas. We intend to offer a wide array of concierge services to our clients, thereby hoping to reach a wider range of clients. Initially, we intend to market our services to the following three sectors: (i) tourists, (ii) business travelers, and (iii) local island residents. We will offer different pricing structures for each of the sectors, and we will focus on marketing different services to each sector as we believe their requests and needs will be different. We intend to charge a monthly subscription price for the local island residents and long-term tourists using our services, and charge business travelers and short-term vacationers on a per-transaction basis.

As requests for concierge services become more popular, our goal is to become a leading provider of concierge services. We would like to highlight everything that the Bahamas has to offer, whether offering our services to local permanent residents or visitors that are only in town for a couple of days.  We believe that the key factors that will enable us to effectively grow in the concierge industry will be our intended competitive pricing on services offered, our customer service, our marketing strategies and the training and quality control of all future employees that may represent our Company. We believe that the first year of our operations will be devoted to the further development of our business and to the sale and marketing of our services, including researching and establishing a network of vendors, designing and developing our website, and advertising our services in order to reach our target market.

We intend to develop a relationship with third-party vendors in the Bahamas in order to assist and facilitate in providing our services. As a result, our prices will be affected by the prices our vendors charge us. Clients will book various services through us, and once a client uses a third party vendor for any service we offer, we receive a fee for referring that client. We will structure our pricing so that we will negotiate deals with the third party vendors in order to offer to our subscription clients. Local island residents and long-term tourists can pay a monthly subscription price which will give them: (i) access to our exclusive pricing deals pre-negotiated with the vendors, (ii) an absence of extra surcharges that some vendors may charge to other clients, and (iii) a one-stop place where they can schedule all of their travel and/or daily needs without making multiple phone calls or visiting multiple locations. Once we have generated substantial revenues, we may decide to pre-purchase service packages up front to be offered to our clients; however, we have no such present intention to do so.

Mission

Our mission is to offer our concierge services in such a way that exceeds every customer’s expectations.  By treating every client with the utmost level of respect and catering to all of their needs, we hope to form a relationship with our clients whereby they consider our services a necessity rather than a luxury. It is our belief that by forming these relationships, we will retain a loyal clientele base, ensuring not only repeat clients, but also receiving word of mouth referrals throughout the Bahamas and via Internet reviews.

Current Operations

Since inception, our operations have consisted of the organization of our business and the formulation of a business model based upon the services we plan to offer. To date, we have conducted market research to determine whether our business plan can become a viable and profitable business as we move forward. We have incorporated Bahamas Concierge, Inc. under the laws of the State of Nevada, and written an extensive business plan in which we have mapped out all of the services that we will offer our clients. In order to market our concierge services, we need to decide which particular services our Company will provide to our clients; including, but not limited to, travel arrangements, party planning, cleaning services, shopping, business services, running errands and reservations. The full scope of the services we intend to offer is mapped out in our ‘Products and Services’ section herein. In this early development stage, we have also begun initial talks with vendors in order to provide our clients with exceptional service. Additionally, we have purchased a website domain, and we have begun the design and development of our website, which we will use to brand our Company and inform potential clients of our services ; however, we do not intend to complete the design and development of our website until this Offering is completed.

Products and Services

Our goal is to become a full service concierge Company, offering services to clients in the tourist, business and residential sectors. We have researched and developed a comprehensive list of services that we intend to offer our clients. However, we intend to be extremely flexible, as we understand that every client’s requests may be different. As client’s needs may differ, we intend to use our list of services offered as a guideline for clients to work from, but we will not limit the services we offer to those presented on our list.

We plan to separate the services we offer into two main categories: personal concierge services and VIP services.  While each client will receive premium customer service and the same attention to every detail, each category will include different services, which will be marketed to different sectors. We also plan to price our services in two separate ways. For most residents of the Bahamas, or for tourists staying enjoying an extended vacation in the Bahamas, we will charge a monthly fee for our services. All other services that we provide will be charged on a per-service basis. We intend to work closely with clients and vendors to decide which pricing scheme will be best for our clients.

As we do not intend to offer any services directly, in order to provide our proposed services we will have to develop a strong network of vendors and business owners with which to work closely with. All of the services that we offer to our clients will ultimately depend on third-party vendors that have the resources to provide the services. We will need to place full trust in our vendors, thus we intend to seek out and meet with each third-party vendor prior to their providing any services to our clients.

Our personal concierge services will include a wide array of services to be offered to all of our target market sectors. These services will include, but not be limited to:

Errand services –

•

Car washing and detailing service requests

•

Dry cleaning and laundry services

•

Messenger services

•

Personal shopping services

Event Planning –

•

Destination wedding planning for tourists

•

Business mixer and corporate seminar arrangement

•

Event management services

•

Personal theme parties

•

Special event planning

•

Vendor management and sourcing

Ground Transportation –

•

Airport transfers

•

Meet and greet services

•

Point-to-point transfers

•

Rental car drop off

Island Excursions –

•

Day and overnight trips to one of the twenty nine islands in the Bahamas

•

Yacht trips

•

Snorkeling and SCUBA diving

Personal Assistant Services –

•

Full calendar maintenance

•

Scheduling appointments

Reservations –

•

Movies

•

Museums

•

Restaurants

•

Sporting Events

•

Special Events

•

Theatre

•

Tours

Staffing –

•

Babysitters/day care

•

Bartenders

•

Butlers

•

Personal chefs

•

Security personnel

Travel Arrangements –

•

Accommodations

•

Airline tickets

•

Destination information/research

•

Itinerary planning

•

Rental cars

Our VIP services will encompass luxury services that tend to be more expensive than the personal concierge services that we offer. We will advertise and market our VIP services as completely personalized packages that include a taste of some of the luxuries that the Bahamas have to offer. A normal VIP package might include:

•

Airport pickup/drop off

•

Chauffeured car services

•

Hotel reservations

•

High end restaurant reservations

•

Yacht tours

•

Private airplane charters

•

Golf reservations

Plan of Operations

The first step in providing our concierge services to the general public is our networking.  Our sole officer and director, Mr. Dave Williams, has done extensive research to come up with a list of services that he feels the Company will be able to offer; however, currently there have been no agreements or arrangements with third party vendors to allow us to provide the services that we offer.  In the coming months, Mr. Williams intends to spend a significant portion of his time seeking out relevant vendors to create a network of affiliates and partnerships, who will provide the services that we are offering our clients.  Although initially, Mr. Williams will be the first point of contact, it will be our network of vendors that will represent our Company on a day-to-day basis. As we will be using the third party vendors for a majority of the services we offer, Mr. Williams intends to make sure that the Company is using the right vendors for each job.

We may face obstacles when creating a network of third-party vendors as some vendors, especially, hotels and resorts may already offer their own concierge services, and upon initiating our operations, we will be competing with the foregoing.  Additionally, some vendors may have exclusive commitments with other parties, which may prevent us from offering that particular vendor’s services to a client. We intend to differentiate ourselves by offering a much more personalized service.  We intend to act as a personal concierge or executive assistant throughout the duration of a trip or as often as needed for local clients. We hope that third party vendors will want to affiliate with us because of the clients we will bring to them.

We feel that by developing excellent customer service and a strong network of local vendors, we will begin branding our Company in such a way that our clients understand that we are more than simply a service provider. They will come to realize that without us their vacation, business trip or otherwise will seem lackluster.   Accordingly, it is important that we brand our Company in a way that reflects the Company in a positive and accurate way. Thus, we intend to brand our Company in a way that exudes elegance and quality.

Once the branding of our Company is complete, we will then start marketing our services throughout the Bahamas and on the Internet. The marketing of our Company will be the most important step in generating revenue.  Our full marketing plan is mapped out in the section below entitled ‘Marketing Strategy.’

Marketing Strategy

In order to reach all three of our target market sectors: tourists, business travelers and residents, we intend to focus our marketing efforts on our Internet presence and print media advertising.  We feel that a strong Internet presence is necessary for our Company to reach a wide range of new potential clients, yet print media will allow us to market our services on a local level.

We intend to hire a professional search engine optimization (“SEO”) firm to enhance our Internet presence. SEO is the process of improving the visibility of a website in search engines via the un-paid search results. The majority of website traffic is driven by major commercial search engines such as Google®, Bing® and Yahoo!®. If our site cannot be found by search engines or if our content is not put into their databases, we will miss out on the incredible opportunities available to websites provided via search. We believe that in today’s world it is necessary to hire a firm to help our business increase exposure on major search engines and portals. Proper SEO can help us to start connecting with the millions of people everyday who use search engines to look for the types of services that we intend to provide. When anyone searches on the Internet for concierge services in the Bahamas, we would like our website to be among the first that people see.

Based on our initial research, a company of our planned size can expect to pay anywhere from $5,000 to $30,000 for proper SEO. If we are able to raise the maximum amount of funds through this Offering, we plan to allocate $2,500 per month, for a period of twelve months, to pay an SEO firm. We believe that twelve months of professional SEO could get our website visible to a large audience of potential paying clients.

We plan to initiate online advertising through large search engines publishers. Such companies have developed advertising programs known as cost-per click advertising, whereby an advertiser is only charged when their ad is actually clicked on. Advertising with these online companies will allow us to place keyword specific advertisements targeted to the market we are seeking to reach. At a relatively little cost, we will be able to develop an online marketing presence that reaches our target market and we will only have to pay when people with genuine interest in our products click on our ads.

Along with word of mouth, SEO and Internet advertising, we intend to use traditional print media advertising. We plan to produce informational business cards, fliers and posters, which we will hand out throughout the Bahamas.

Growth Strategy

We intend to grow our Company by developing a loyal clientele base, expanding strategic alliances with third-party vendors, and broadening the scope of services that we can offer clients. The key elements of our growth strategy are as follows:

We plan to obtain our first clients within 2-4 months after we obtain a Notice of Effectiveness of this Offering, and then we anticipate receiving additional clients through word of mouth and Internet-based referrals. We plan to aggressively build brand recognition nationally and internationally through print media and networking within the Bahamas. Via SEO and Internet advertising, we intend to rapidly expand our internet presence.

Once we have multiple residential clients, as well as incoming tourist and corporate employee requests, we plan to hire our first employee to help coordinate all scheduling, and to perform some of the personal concierge services that we intend to offer. Before the end of our first year of operations, we intend to have three full-time employees.

Competition

According to The Encyclopedia of the Nations, sixty percent of the Bahamas gross domestic product (GDP) comes via the tourist industry, and fifty percent of the workforce in the Bahamas is catered to the tourist industry. Because of this, we will compete with other concierge companies, tourist companies, central reservation service providers and conventional and electronic publishers of reservation services. The market for our planned services is increasingly and intensely competitive. We compete with both established and emerging online and traditional sellers of concierge services. Some of our competitors, particularly travel suppliers such as cruise lines, airlines and hotels, may offer products and services on more favorable terms, including lower prices, no fees or unique access to proprietary loyalty programs, such as points and miles. Many of our competitors, such as cruise lines, airlines and hotels, have been steadily focusing on increasing their concierge services to better provide their clients with luxury services. Competing companies in our target market include, but are not limited to, Island Concierge Limited, Celebrity Transfers & Concierge Services Bahamas, Platinum Pineapple, and Le Concierge Bahamas, may have greater experience, brand name recognition and financial resources than us.

Bahamas Concierge, Inc. will address these issues by positioning itself as a premier concierge company, offering tourists, corporate employees and residents of the Bahamas an exceptionally high level of service. We understand that customer service is highly valued and cannot be discounted, reduced or otherwise disregarded.

Employees/Consultants

As of the date of this filing, the Company has no full time employees. We currently rely on our sole officer and director, Dave Williams, to manage all aspects of our business. Mr. Williams currently devotes 20 – 30 hours per week to our Company.  We intend to add staff as the Company grows. Any such additions will be made at the judgment of Management to meet the Company's then current needs. We also intend to maintain a large network of subcontracted vendors that will be paid on a per job basis. We feel that our relationships with independently contracted vendors will be one our keys to success.

Legal Proceedings

We know of no material, existing or pending legal proceedings against our Company, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which our director, officer or any affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our interest.

MANAGEMENT DISCUSSION AND ANALYSIS

THE FOLLOWING DISCUSSION AND ANALYSIS SHOULD BE READ TOGETHER WITH THE CONSOLIDATED FINANCIAL STATEMENTS OF BAHAMAS CONCIERGE, INC. AND THE NOTES TO CONSOLIDATED FINANCIAL STATEMENTS INCLUDED ELSEWHERE IN THIS REGISTRATION STATEMENT ON FORM S-1.

RESULTS OF OPERATIONS

Results of Operations

For the period from May 2, 2011 (date of inception) to May 31, 2011, the Company earned $nil of revenues and incurred $16,677 of operating expenses, which included $5,677 of general expenditures, $1,000 in management fees, and $10,000 of professional fees relating to the Company’s legal and accounting fees relating to the incorporation and initial company documents and articles. The Company also incurred interest expense of $134 relating to interest on the $17,500 note payable from a non-related party which is unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice by lender, Clear View Capital, Inc.

As at May 31, 2011, the Company had a loss per share of $nil. Net loss for the period ended May 31, 2011 was $16,811 and is comprised of general and administrative expenses.

LIQUIDITY AND CAPITAL RESOURCES

As at May 31, 2011, the Company has a cash and total asset balance of $823 and total liabilities of $17,634.  Liabilities are comprised of $17,500 of note payable owed to a non-related party lender, Clear View Capital, Inc., and $134 of accrued interest payable from the note payable.  As at May 31, 2011, working capital deficit is $16,811.

On May 2, 2011, the Company issued 4,500,000 common shares as founders’ shares to the President and Director of the Company.  As at the date of the filing, the Company has not issued any additional common shares.

Pursuant to a Management Agreement dated May 1, 2011, our sole officer and director, Mr. Williams has agreed to devote approximately 20-30 hours per week to manage the affairs of the Company. In exchange, Mr. Williams shall receive a monthly fee of $1,000 per calendar month. Such fee shall be payable on the first day of each calendar quarter.  The fees due and owing Mr. Williams will not have a current impact on our liquidity and capital resources as all compensation due and owing Mr. Williams is being accrued and deferred until such time that Mr. Williams, in his sole discretion, believes it to be in the best interest of the Company to pay any such amounts due and owing.

Cashflows from Operating Activities

During the period from May 2, 2011 (date of inception) to May 31, 2011, the Company has used cash of $16,677 for operating activities, including payment of $10,000 for professional fees, $1,000 for management fees, and $5,677 for general and administrative expenses which include costs of incorporation and set up of the Company’s business.

Cashflows from Investing Activities

During the period from May 2, 2011 (date of inception) to May 31, 2011, the Company has not incurred any investing activities.

Cashflows from Financing Activities

During the period from May 2, 2011 (date of inception) to May 31, 2011, the Company has received $17,500 in proceeds from financing activities from the note (the “Note”) payable from a non-related party, which is unsecured, due interest at 10% per annum, and due on demand upon 10 days written notice by lender, Clear View Capital, Inc.  As at May 31, 2011, the accrued interest has not been repaid.

The lender of the Note can demand repayment at any time and since we do not have sufficient funds to repay the Note, the current liquidity of the Company presents a material risk to investment. Additionally, we will require additional funds to successfully implement our business plan, either from this Offering and/or from additional financing sources. The Company will seek out any and all additional financing sources, including friends, family, and business acquaintances; however, there is no guarantee regarding the availability or likelihood of such funds being available to the Company, on terms acceptable to us since we haven’t received any firm commitments or indications of interest from our friends, family members, or business acquaintances regarding potential investments in our Company.

At May 31, 2011, we had cash on hand of $823. We anticipate that our maximum expenses over the next 10 - 12 months following the effectiveness of this Offering will be approximately $172,500, accounting for the full implementation of our business plan, including our anticipated general administrative expenses, professional fees, SEO of our website, marketing costs and support materials. Assuming we receive no proceeds from this Offering, we will need a minimum amount of $116,667 to meet our operating expenses for the next 12 months after the Offering. This minimum anticipated takes into account our current cash, our professional fees, including estimated costs of becoming a publicly reporting company and allows us to repay our Note, if it becomes due, and allocate approximately $45,000 towards marketing for the Company. The company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

Description	Time period	Estimated maximum expenses
Working Capital	10-12 months	$100,000
Marketing and advertising	10-12 months	$55,000
Repayment of Note	10-12 months	$17,500
Total		$172,500*

*rounded to $172,500

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. A complete summary of these policies is included in Note 2 of our audited financial statements. In general, management's estimates are based on historical experience, on information from third party professionals, and on various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Recently Issued Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption did not have an impact on the Company’s financial position and results of operations.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

Since inception, we have had no changes in or disagreements with our accountants. Our audited financial statements have been included in this prospectus in reliance upon Sadler, Gibb & Associates, LLC, Independent Registered Public Accounting Firm, as experts in accounting and auditing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current director and executive officer. Also the principal offices and positions with us held by each person and the date such person became our director, and/or executive officer. Our Board of Directors appoints our executive officers. Our directors serve until the earlier occurrence of the election of his or her successor at the next meeting of shareholders, death, resignation or removal by the Board of Directors.  Other than Mr. Williams, the Company has no promoters as that term is defined by Rule 405 of Regulation S-K.

Name	Age	Position
David Williams	48	Director, Chairman, President, CEO, CFO, Secretary and Treasurer

David Williams – Mr. Williams attended Douglas College in New Westminster, British Columbia from 1982 to 1983. It was there that he became interested in corporate finance and securities. He then took a Canadian Securities Course in 1984. To date, Mr. Williams has over thirty years financial management experience specializing in corporate development and strategic planning, as well as financial sales and securities sales. From 2005 to 2009 he worked as a stockbroker for Global Securities Corp. focusing on sales and follow-up with client investments. From 2009 to present he is a self-employed business consultant. Since becoming self-employed he has moved to the Bahamas, and his current work schedule allows him the time to devote to various other projects.  Currently, he is devoting 20-30 hours per week towards the Company. He was chosen as an officer and directors because of his knowledge of corporate structures and strategic planning, coupled with his ability to network with other businesses.

EXECUTIVE COMPENSATION

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our sole officer and director for the fiscal year ended May 31, 2011. Our Board of Directors may adopt an incentive stock option plan for our executive officers that would result in additional compensation.

Name and Principal Position	Title	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compensation ($)	Total ($)
David Williams	Chairman, CEO and President	2011	$1,000 (2)	$-0-	$4,500(1)	-0-	-0-	-0-	-0-	$5,500

Notes to Summary Compensation Table:

(1)

The stock awards to Mr. Williams were issued beginning May 2, 2011 for services rendered in connection with the formation of the Company. This dollar estimate is based on the grant date aggregate fair value at the close of business in accordance with FASB ASC Topic 718.

(2)

 Pursuant to a Management Agreement dated May 1, 2011, Mr. Williams, agreed to act as our sole officer and director and currently devotes approximately 20-30 hours per week to manage the affairs of the Company. Additionally, pursuant to the Management Agreement, Mr. Williams receives a monthly fee of $1,000 per calendar month. Such fee is payable on the first day of each calendar quarter. As of the date of this Filing, all compensation due and owing Mr. Williams is being accrued and deferred until such time that Mr. Williams believes it to be in the best interest of the Company to pay any such amounts due and owing. This decision will be based on the best interests of the Company at that time. There are no annuity, pension or retirement benefits proposed to be paid to our current officer and director and employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the Company or any of its subsidiaries, if any.

Outstanding Equity Awards since Inception:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that have not Vested (#)	Market Value of Shares or Units of Stock that have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have not Vested ($)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
None	0	0	0	0	0	0	0	0	0

Long-Term Incentive Plans

We currently have no Long-Term Incentive Plans.

Director Compensation

None.

Director Independence

Our board of directors is currently composed of one member, David Williams, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Security Holders Recommendations to Board of Directors

We welcome comments and questions from our shareholders. Shareholders can direct communications to our Chief Executive Officer, David Williams, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to individually respond to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with the SEC so that all shareholders have access to information about us at the same time. Mr. Williams collects and evaluates all shareholder communications. All communications addressed to our director and executive officer will be reviewed by Mr. Williams unless the communication is clearly frivolous.

Code of Ethics

We have adopted a Code of Ethics, which is attached as Exhibit 14.1 hereto.

Committees

Although we have adopted a Code of Ethics, we have not yet adopted any other corporate governance measures and, since our securities are not yet listed on a national securities exchange, we are not required to do so. Even though our Code of Ethics requires us to establish an audit committee to enforce the Code of Ethics, we have not adopted corporate governance measures such as audit, compensation or nominating committees of our board of directors as we presently do not have any independent directors. When we expand our board membership in future periods to include additional independent directors, we will establish an audit and other committees from our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information at  September 12 , 2011, with respect to the beneficial ownership of shares of Common Stock by (i) each person known to us who owns beneficially more than 5% of the outstanding shares of Common Stock (based upon reports which have been filed and other information known to us), (ii) each of our Directors, (iii) each of our Executive Officers and (iv) all of our Executive Officers and Directors as a group. Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares shown. As of September 12 , 2011, we had 4,500,000 shares of Common Stock issued and outstanding.

Title of class	Name and address of beneficial owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock (1)
Common Stock	David Williams Olde Town Mall 11148 Sandyport Nassau, Bahamas	4,500,000	100%

	Total	4,500,000	100%

(1)           Under Rule 13d-3 promulgated under the Exchange Act, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights.

We are not aware of any arrangements that could result in a change of control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On May 1, 2011, David Williams agreed to act as our sole officer and director and currently devotes approximately 20-30 hours per week to manage the affairs of the Company. Additionally, pursuant to the Management Agreement, Mr. Williams receives a monthly fee of $1,000 per calendar month. Such fee is payable on the first day of each calendar quarter; however, such Fee is being accrued and deferred until such time as Mr. Williams believes it to be in the best interest of the Company to pay any such amounts due and owing.

On May 2, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 shares of its Common Stock, $0.001 par value per share, to David Williams as founders’ shares. As a result, Mr. Williams owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

Other than the foregoing, none of the following persons has any direct or indirect material interest in any transaction to which we were or are a party since the beginning of our last fiscal year, or in any proposed transaction to which we propose to be a party:

(A)

any of our director(s) or executive officer(s);

(B)

any nominee for election as one of our directors;

(C)

any person who is known by us to beneficially own, directly or indirectly, shares carrying more than 5% of the voting rights attached to our Common Stock; or

(D)

any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons named in paragraph (A), (B) or (C) above.

LEGAL MATTERS

The validity of the shares sold by us under this prospectus will be passed upon for us by Carrillo Huettel, LLP in San Diego, California.

EXPERTS

Sadler, Gibb & Associates, LLC, our independent registered public accountant, has audited our financial statements included in this prospectus and Registration Statement to the extent and for the periods set forth in their audit report. Sadler, Gibb & Associates, LLC has presented its report with respect to our audited financial statements.

COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provides that we shall indemnify our directors and officers to the fullest extent permitted by Nevada law and that none of our directors will be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•

for any breach of the director’s duty of loyalty to the Company or its stockholders;

•

for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of the law;

•

under Nevada General Corporation Law for the unlawful payment of dividends; or

•

for any transaction from which the director derives an improper personal benefit.

These provisions require us to indemnify our directors and officers unless restricted by Nevada law and eliminate our rights and those of our stockholders to recover monetary damages from a director for breach of his fiduciary duty of care as a director except in the situations described above. The limitations summarized above, however, do not affect our ability or that of our stockholders to seek non-monetary remedies, such as an injunction or rescission, against a director for breach of his fiduciary duty.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Registration Statement on Form S-1 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Stock offered hereby. This prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto. While we have summarized the material terms of all agreements and exhibits included in the scope of this Registration Statement, for further information regarding the terms and conditions of any exhibit, reference is made to such exhibits.   Upon effectiveness of this prospectus, we will be subject to the reporting and other requirements of Section 15(d) of the Securities Exchange Act of 1934 and will file periodic reports with the Securities and Exchange Commission, including a Form 10-K for the year ended May 31, 2012 and periodic reports on Form 10-Q during that period.  We will make available to our shareholders annual reports containing financial statements audited by our independent auditors and our quarterly reports containing unaudited financial statements for each of the first three quarters of each year; however, we will not send the annual report to our shareholders unless requested by an individual shareholder.

For further information with respect to us and the Common Stock, reference is hereby made to the Registration Statement and the exhibits thereto, which may be inspected and copied at the principal office of the SEC, 100 F Street NE, Washington, D.C. 20549, and copies of all or any part thereof may be obtained at prescribed rates from the Commission’s Public Reference Section at such addresses. Also, the SEC maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. To request such materials, please contact Mr. David Williams, our President and Chief Executive Officer.

Bahamas Concierge, Inc.

(A Development Stage Company)

Financial Statements

For the Period Ended May 31, 2011

Report of Independent Registered Public Accounting Firm

F-1

Balance Sheet

F-2

Statement of Operations

F-3

Statement of Cash Flows

F-4

Statement of Stockholders’ Deficit

F-5

Notes to the Financial Statements

F-6

SADLER, GIBB & ASSOCIATES, LLC

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

Bahamas Concierge, Inc.

(A Development Stage Company)

We have audited the accompanying balance sheet of Bahamas Concierge, Inc. as of May 31, 2011, and the related statements of operations, stockholders’ equity (deficit) and cash flows from inception on May 2, 2011 (date of inception) through May 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion the financial statements referred to above present fairly, in all material respects, the financial position of Bahamas Concierge, Inc. as of May 31, 2011, and the results of their operations and cash flows from inception on May 2, 2011 (date of inception) through May 31, 2011, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company had accumulated losses of $16,811 as of May 31, 2011, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

July 19, 2011

BAHAMAS CONCIERGE, INC.

(A Development Stage Company)

Balance Sheet

(Expressed in US dollars)

May 31, 2011 $

ASSETS

Cash	823

Total Assets	823

LIABILITIES

Current Liabilities

Accounts payable and accrued liabilities	134
Note payable	17,500

Total Liabilities	17,634

STOCKHOLDERS’ DEFICIT

Preferred Stock
Authorized: 10,000,000 preferred shares with a par value of $0.001 per share
Issued and outstanding: nil preferred shares	–

Common Stock
Authorized: 290,000,000 common shares with a par value of $0.001 per share
Issued and outstanding: 4,500,000 common shares	4,500

Additional paid-in capital	(4,500)

Accumulated deficit during the development stage	(16,811)

Total Stockholders’ Deficit	(16,811)

Total Liabilities and Stockholders’ Deficit	823

(The accompanying notes are an integral part of these financial statements)

BAHAMAS CONCIERGE, INC.

(A Development Stage Company)

Statement of Operations

(Expressed in US dollars)

For the Period from May 2, 2011 (date of inception) to May 31, 2011 $

Revenues	–

Operating Expenses

General and administrative	5,677
Management fees	1,000
Professional fees	10,000

Total Operating Expenses	16,677

Loss from operations	(16,677)

Other Expense

Interest expense	(134)

Total other expense	(134)

Net Loss	(16,811)
Net Loss per Share – Basic and Diluted	–
Weighted Average Shares Outstanding – Basic and Diluted	4,500,000

(The accompanying notes are an integral part of these financial statements)

BAHAMAS CONCIERGE, INC.

(A Development Stage Company)

Statement of Cashflows

(Expressed in US dollars)

For the Period from May 2, 2011 (date of inception) to May 31, 2011 $

Operating Activities

Net loss for the period	(16,811)

Changes in operating assets and liabilities:

Accounts payable and accrued liabilities	134

Net Cash Used In Operating Activities	(16,677)

Financing Activities

Proceeds from note payable	17,500

Net Cash Provided by Financing Activities	17,500

Increase in Cash	823

Cash – Beginning of Period	–

Cash – End of Period	823

Supplemental Disclosures

Interest paid	–
Income tax paid	–

Non-cash investing and financing activities

Shares issued to founders	4,500

(The accompanying notes are an integral part of these financial statements)

BAHAMAS CONCIERGE, INC.

(A Development Stage Company)

Statement of Stockholders’ Equity (Deficit)

From May 2, 2011 (Date of Inception) to May 31, 2011

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Total
	Shares	Par Value
	#	$	$	$	$

Balance – May 2, 2011 (Date of Inception)	–	–	–	–	–

Issuance of founders’ shares	4,500,000	4,500	(4,500)	–	–

Net loss for the period	–	–	–	(16,811)	(16,811)

Balance – May 31, 2011	4,500,000	4,500	(4,500)	(16,811)	(16,811)

(The accompanying notes are an integral part of these financial statements)

Bahamas Concierge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

1.

Nature of Operations and Continuance of Business

Bahamas Concierge, Inc. (the “Company”) was incorporated in the State of Nevada on May 2, 2011. The Company is a development stage company, as defined by Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 915, Development Stage Entities.

Going Concern

These financial statements have been prepared on a going concern basis, which implies that the Company will continue to realize its assets and discharge its liabilities in the normal course of business. As of May 31, 2011, the Company has not recognized any revenue, and has an accumulated deficit of $16,811. The continuation of the Company as a going concern is dependent upon the continued financial support from its management, and its ability to identify future investment opportunities and obtain the necessary debt or equity financing, and generating profitable operations from the Company’s future operations. These factors raise substantial doubt regarding the Company’s ability to continue as a going concern.  These financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.

Summary of Significant Accounting Policies

a)

Basis of Presentation

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States (“US GAAP”) and are expressed in U.S. dollars.  The Company’s fiscal year end is May 31.

b)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to the deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

c)

Cash and cash equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

d)

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (“EPS”) on the face of the income statement. Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive.

Bahamas Concierge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

2.

Summary of Significant Accounting Policies (continued)

e)

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1

Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2

Level 2 applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 3

Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

The Company’s financial instruments consist principally of cash, and accounts payable and accrued liabilities.  Pursuant to ASC 820, the fair value of our cash is determined based on “Level 1” inputs, which consist of quoted prices in active markets for identical assets. We believe that the recorded values of all of our other financial instruments approximate their current fair values because of their nature and respective maturity dates or durations.

f)

Comprehensive Loss

ASC 220, Comprehensive Income, establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As of May 31, 2011, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

g)

Recent Accounting Pronouncements

In February 2010, the FASB issued ASU No. 2010-09 “Subsequent Events (ASC Topic 855) “Amendments to Certain Recognition and Disclosure Requirements” (“ASU No. 2010-09”). ASU No. 2010-09 requires an entity that is an SEC filer to evaluate subsequent events through the date that the financial statements are issued and removes the requirement for an SEC filer to disclose a date, in both issued and revised financial statements, through which the filer had evaluated subsequent events. The adoption of this standard did not have a significant impact on the Company’s financial statements.

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.

Note Payable

On May 3, 2011, the Company issued a $17,500 note to a non-related party. Under the terms of the note, the amount is unsecured, due interest at 10% per annum, and due on demand. As at May 31, 2011, the Company recorded accrued interest of $134 in accounts payable and accrued liabilities.

Bahamas Concierge, Inc.

(A Development Stage Company)

Notes to the Financial Statements

(Expressed in US dollars)

4.

Common Shares

On May 2, 2011, the Company issued 4,500,000 common shares as founders’ shares to the President and Director of the Company for services rendered.

5.

Income Taxes

The Company has $16,811 of net operating losses carried forward to offset taxable income in future years which expire commencing in fiscal 2031.  The income tax benefit differs from the amount computed by applying the US federal income tax rate of 34% to net loss before income taxes. As at May 31, 2011, the Company had no uncertain tax positions.

May 31, 2011 $

Net loss before taxes	(16,811)
Statutory rate	34%

Computed expected tax recovery	5,716
Valuation allowance	(5,716)

Income tax provision	–

6.

Subsequent Events

In accordance with ASC 855, we have evaluated subsequent events through the date of issuance of the financial statements, and did not have any material recognizable subsequent events.

PROSPECTUS

BAHAMAS CONCIERGE, INC.

Olde Town Mall

11148 Sandyport

Nassau, Bahamas

 (242) 433-9156

2,500,000 SHARES OF COMMON STOCK

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _______________, 20___, all dealers that effect transactions in these securities, whether or not participating in this Offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

September ___, 2011

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth estimated expenses expected to be incurred in connection with the issuance and distribution of the securities being registered. All such expenses will be paid by us.

Securities and Exchange Commission Registration Fee	$23.22
Audit Fees and Expenses	$12,000.00
Legal Fees and Expenses	$28,000.00
Transfer Agent and Registrar Fees and Expenses	$1,000.00
SEC Filings	$1,000.00
Miscellaneous Expenses	$3,000.00
Total	$45,023.22*
* Estimate Only

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The sole officer and director of the Company is indemnified as provided by the Nevada Revised Statutes and the Bylaws of the Company. Unless specifically limited by a corporation’s articles of incorporation, Nevada law automatically provides directors with immunity from monetary liabilities. The Company’s Articles of Incorporation do not contain any such limiting language. Excepted from that immunity are:

a.

willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director has a material conflict of interest;

b.

a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful;

c.

a transaction from which the director derived an improper personal profit; and

d.

willful misconduct.

The Articles of Incorporation provide that the Company will indemnify its officer, director, legal representative, and persons serving at the request of the Company as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise to the fullest extent legally permissible under the laws of the State of Nevada against all expenses, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by that person as a result of that connection to the Company. This right of indemnification under the Articles is a contract right which may be enforced in any manner by such person and extends for such persons benefit to all actions undertaken on behalf of the Company.

The Bylaws of the Company provide that the Company will indemnify its director and officer to the fullest extent not prohibited by Nevada law; provided, however, that the Company may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the Company shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Company, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under Nevada law or (iv) such indemnification is required to be made pursuant to the Bylaws.

The Bylaws of the Company provide that the Company will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the Company, or is or was serving at the request of the Company as a director or executive officer of another Company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under the Bylaws of the Company or otherwise.

The Bylaws of the Company provide that no advance shall be made by the Company to an officer of the Company (except by reason of the fact that such officer is or was a director of the Company in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

Set forth below is information regarding the issuance and sales of securities without registration since inception.

On May 2, 2011, pursuant to the Organizational Minutes of the Company, the Company authorized the issuance of 4,500,000 shares of its Common Stock, $0.001 par value per share, to David Williams as founders’ shares. As a result, Mr. Williams owns 100% of the issued and outstanding common shares of the Company. The shares were issued pursuant to Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person.

On May 3, 2011, the Company issued an Unsecured Promissory Note, in the principal amount of $17,500 to Clear View Capital, Inc., to evidence funds previously loaned by Clear View Capital, Inc. to the Company. The $17,500 principal amount underlying the Promissory Note was loaned to the Company on January 19, 2011, accrues interest at the rate of ten percent (10%) per annum and is due and payable on demand upon 10 days written notice from Clear View Capital, Inc. The Company made the offer and sale in reliance on the exemption from registration afforded by Section 4(2) of the Securities Act of 1933, as amended, as it was a transaction by an issuer not involving a public offering and/or Rule 903 of Regulation S, on the basis that the investor was not a “U.S. person” as defined in Regulation S and was not acquiring the shares for the account or benefit of a U.S. person. No commission was paid in connection with the sale of the promissory note.

All securities sold contained a restrictive legend on the share certificate stating that the securities have not been registered under the Act and setting forth, or referring to the restrictions on transferability and sale of the securities.

ITEM 16. EXHIBITS

The following is a list of exhibits filed as part of this Registration Statement. Where so indicated by footnote, exhibits which were previously filed are incorporated herein by reference. Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Exhibit Number	Description
3.1	Articles of Incorporation of Bahamas Concierge, Inc.(1)
3.2	Bylaws of Bahamas Concierge, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered ( [2] )
10.1	Promissory Note between the Company and Clear View Capital, Inc.(1)
10.2	Management Agreement between the Company and David Williams(1)
14.1	Code of Ethics(1)
23.1	Auditor Consent( [2] )
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously

(2)

Filed herewith.

ITEM 17.

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to:

(a)

Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)

Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)

Include any additional or changed material information on the plan of distribution.

2.

To, for the purpose of determining any liability under the Securities Act, treat each post-effective amendment as a new Registration Statement relating to the securities offered herein, and to treat the offering of such securities at that time to be the initial bona fide offering thereof.

3.

To remove from registration, by means of a post-effective amendment, any of the securities being registered hereby that remain unsold at the termination of the offering.

4.

For determining liability of the undersigned Registrant under the Securities Act to any purchaser in the initial distribution of the securities, that in a primary offering of securities of the undersigned Registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)

Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(b)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(c)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and,

(d)

Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a Registration Statement relating to an offering, other than Registration Statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the Registration Statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a Registration Statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 20th day of September, 2011.

BAHAMAS CONCIERGE, INC.

By:	/s/ David Williams
Name:	David Williams
Title:	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David Williams, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of Bahamas Concierge, Inc., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ David Williams David Williams	President, Chief Executive Officer and Chief Financial Officer, and Principal Accounting Officer	September 20, 2011

EXHIBIT INDEX

Exhibit Number	Description
3.1	Articles of Incorporation of Bahamas Concierge, Inc.(1)
3.2	Bylaws of Bahamas Concierge, Inc. (1)
4.1	Specimen Stock Certificate (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Carrillo Huettel, LLP, re: the legality of the shares being registered (2)
10.1	Promissory Note between the Company and Clear View Capital, Inc.(1)
10.2	Management Agreement between the Company and David Williams(1)
14.1	Code of Ethics(1)
23.1	Auditor Consent(2)
23.2	Consent of Carrillo Huettel, LLP (included in Exhibit 5.1)

(1)

Filed previously

(2)

Filed herewith.